Exhibit 99.4

REGISTRATION RIGHTS AGREEMENT

by and among

21VIANET GROUP, INC.

and

EACH OF THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

Dated as of June 26, 2020

TABLE OF CONTENTS

		Page

ARTICLE I

Registration Rights

Section 1.1	Application of Rights	1
Section 1.2	Demand Registration	2
Section 1.3	Piggyback Registration	3
Section 1.4	Form F-3 or Form S-3 Registration	5

ARTICLE II Additional Provisions Regarding Registration Rights

Section 2.1	Expenses	8
Section 2.2	Obligation of the Company	8
Section 2.3	Other Obligations of the Company	11
Section 2.4	Furnish Information	11
Section 2.5	Rule 144 Reporting	11
Section 2.6	Re-sale Rights	11

ARTICLE III

Indemnification

Section 3.1	Indemnification by Company	12
Section 3.2	Indemnification by Holders	13
Section 3.3	Notification	13
Section 3.4	Contribution	14

ARTICLE IV

Transfer and Termination of Registration Rights

Section 4.1	Transfer of Registration Rights	15
Section 4.2	Termination of Registration Rights	15

ARTICLE V

Miscellaneous

Section 5.1	Amendments and Waivers	15
Section 5.2	No Registration Rights to Third Parties	15
Section 5.3	Extension of Time, Waiver, Etc.	16
Section 5.4	Assignment	16
Section 5.5	Counterparts	16
Section 5.6	Entire Agreement; No Third Party Beneficiary	16

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ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of June 26, 2020, by and among 21VIANET GROUP, INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and each of the investors listed on the signature pages hereto (collectively, together with their respective successors and assigns, the “Purchasers” and each, a “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchasers and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Investors” and individually each as an “Investor”.

WHEREAS, the Company and the Purchasers are parties to the Investment Agreement, dated as of June 22, 2020 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Purchasers, and the Purchasers are purchasing from the Company, an aggregate of 150,000 Series A perpetual convertible preferred shares, with a par value of US$0.00001 per share (the “Preferred Shares”), which is convertible into Class A ordinary shares of the Company (“Class A Ordinary Shares”) or American depositary shares of the Company, each representing six (6) Class A Ordinary Shares (“ADSs”).

WHEREAS, the Company has granted certain registration rights (the “Convertible Notes Registration Rights”) to the holders of the convertible promissory notes (the “Convertible Notes”) issued by the Company in the aggregate principal amount of US$200.0 million pursuant to certain convertible note purchase agreements dated as of February 19, February 24, March 16, April 27 or June 5, 2020 between the Company and each of Goldman Sachs Asia Strategic Pte. Ltd. and certain other investors, respectively (the “Convertible Note Purchase Agreements”).

WHEREAS, as a condition to the obligations of the Company and the Purchasers under the Investment Agreement, the Company and the Purchasers are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Registration Rights

Section 1.1 Application of Rights. Notwithstanding anything to the contrary provided in connection with the Convertible Notes Registration Rights, the Company hereby agrees that, the rights provided to the Holders pursuant to this Agreement shall not be subordinated or junior to the Convertible Notes Registration Rights. The Company hereby agrees and covenants to obtain, as soon as practicable but in any event prior to September 30, 2020, all necessary consents and waivers from the holders of its Convertible Notes to ensure (A) the enforcement of the rights granted herein (including without limitation, the exercise by any Holder of its right to participate in any registration under the Convertible Notes Registration

Rights on a pro rata basis by exercising its piggyback registration rights pursuant to this Agreement); and (B) the acknowledgement and consent by holders of Convertible Notes with respect to their right to participate in any registration pursuant to this Agreement only on a pro rata basis with the Holders.

Section 1.2 Demand Registration.

(a) Request by Holders. If the Company shall receive a written request from the Purchaser or any other Holder (or any of its successors, permitted assigns or transferees, each, an “Initiating Holder”) that the Company file a registration statement under the Securities Act (other than on Form F-3 or Form S-3) covering the registration of all or a portion of the Registrable Securities of such requesting Initiating Holder with an aggregate public offering price covering the amount requested of at least US$1,000,000 pursuant to this Section 1.2, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration (including the Initiating Holder(s)) by written notice given by such Holders to the Company within ten (10) Business Days after receipt of the Request Notice.

(b) Underwritten offering. If any Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of its request made pursuant to this Section 1.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holder(s) and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holder(s)); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities (other than “Registrable Securities” (as defined in the Convertible Note Purchase Agreements, hereafter “Convertible Notes Registrable Securities” and any other securities similarly defined under any registration rights that may be granted by the Company to any Person in the future relating to any securities of the Company, which registration rights either (i) rank pari passu with those granted to the Holders of Registrable Securities or (ii) are granted pursuant to Section 5.2 (together with the registration rights granted to holders of Convertible Notes Registrable Securities, the “Permitted Registration Rights”),

such securities, together with the Registrable Securities and the Convertible Notes Registrable Securities, “Company Registrable Securities”) for which holders of the other Company Registrable Securities have exercised piggyback registration rights under the applicable Permitted Registration Rights, in which case only a pro rata portion of such other Company Registrable Securities shall be excluded) are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Company Registrable Securities and are held by any other Person who is not a Holder, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least fifty percent (50%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registration requested by each Initiating Holder pursuant to this Section 1.2; provided that if the sale of all of the Registrable Securities sought to be included in a registration statement pursuant to this Section 1.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration statement, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 1.2.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 1.2, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder(s); provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Class A Ordinary Shares during such deferral period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

Section 1.3 Piggyback Registration.

(a) Participation. Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with a public offering of such securities, or if any registration of equity securities is requested pursuant to the Convertible Notes Registration Rights or by other current or future investors in the Company, the Company shall notify all the Holders of the Registrable Securities in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to any primary or secondary offering of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein. No shareholder of the Company shall hereafter be granted piggyback registration rights that are superior to those of the Holders without prior written consent of Holders who hold or would upon conversion of the Preferred Shares hold Registrable Securities representing at least sixty percent (60%) of the number of shares of Registrable Securities then outstanding.

(b) Underwritten offering. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 5.2, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwritten offering, and the number of shares that may be included in the registration and the underwritten offering shall be allocated, first, to the Company, second, to each holder of Company Registrable Securities requesting inclusion of their Company Registrable Securities in such registration statement on a pro rata basis based on the respective percentages of the Company Registrable Securities requested to be included in such offering by such holders, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Class A Ordinary Shares (including the Registrable Securities) from the registration and underwritten offering as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Class A Ordinary Shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all Ordinary Shares that are not Company Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwritten offering before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 1.3 shall not be deemed to be a demand registration as described in Section 1.2 above. There shall be no limit on the number of times Holders may request registration of Registrable Securities under this Section 1.3.

Section 1.4 Form F-3 or Form S-3 Registration.

(a) Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file, between the date that is 180 days after the date hereof and the first anniversary of the date hereof, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form F-3 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3 or Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchasers) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

(b) Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c) Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such

Subsequent Shelf Registration Statement shall be a registration statement on Form F-3 or Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchasers.

(d) Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(e) Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(i) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one (1) post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(ii) if, pursuant to Section 1.4(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.4(e)(i).

(f) Underwritten offering.

(i) Subject to any applicable restrictions on transfer in the Investment Agreement or otherwise, the Purchasers may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering; provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an underwritten offering the anticipated gross proceeds of which shall be less than US$20 million (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than one (1) underwritten offerings at the request of the Holders within any ninety (90) day-period.

(ii) In the event of an underwritten offering, the Investor shall select the managing underwriter(s) to administer the underwritten offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. The Company, the Purchasers, the Holders of Registrable Securities and holders of any securities of the Company participating in an underwritten offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(iii) The Company will not include in any underwritten offering pursuant to this Section 1.4(f) any securities that are not Company Registrable Securities without the prior written consent of the Purchasers. If the managing underwriter or underwriters advise the Company and the Purchasers in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Company Registrable Securities of the holders that have requested to participate in such underwritten offering, allocated pro rata among such holders on the basis of the respective percentages of the Company Registrable Securities requested to be included in such offering by such holders, and (ii) second, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, if the Purchasers wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the time periods set forth above, such holders only need to notify the Company of the block trade Shelf Offering two (2) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the Purchasers). The Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as three (3) Business Days after the date it commences).

(g) Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Form F-3 or Form S-3 registration statement is effective, if any Holder delivers a notice to the Company stating its intention to effect a sale or distribution of all or part of its Registrable Securities on any Form F-3 or Form S-3 registration statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Form F-3 or Form S-3 registration statement as may be necessary, in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering, including pursuant to an underwritten offering.

(h) Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 1.4.

ARTICLE II

Additional Provisions Regarding Registration Rights

Section 2.1 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 1.2, Section 1.3 or Section 1.4 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1.2, Section 1.3 or Section 1.4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses, in connection with such offering by the Holders.

Section 2.2 Obligation of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion and a “negative assurance letter”, each dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) “comfort” letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h) Records. Make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, Holders’ counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Inspector’s judgment, to avoid or correct a misstatement or omission in a registration statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i) “Cold Comfort” Letters. If such sale is pursuant to an underwritten offering, obtain a “cold comfort” letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ counsel or the managing underwriter reasonably requests.

(j) Compliance. Comply with all applicable rules and regulations of the SEC, and make available to the Company’s security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) Listing. Cause all such Registrable Securities (in the form of ADSs or otherwise) to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

(l) FINRA. Cooperate with the Purchasers and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC.

(m) Updates. Keep Holders’ counsel advised in writing as to the initiation and progress of any registration under Section 1.2, Section 1.3 or Section 1.4 of this Agreement.

(n) Cooperation. Cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made.

(o) Marketing Efforts. In connection with an underwritten offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “roadshows” or other similar marketing efforts).

(p) Other Reasonable Steps. Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.3 Other Obligations of the Company. So long as any Registrable Securities remain outstanding, the Company shall not terminate the Deposit Agreement and shall, if necessary, direct the Depositary to file, and cooperate with the Depositary in filing, amendments to the Form F-6 registering ADSs to increase the amount of ADSs registered thereunder to cover the total number of ADSs corresponding to the Registrable Securities then outstanding.

Section 2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2, Section 1.3 or Section 1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

Section 2.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

Section 2.6 Re-sale Rights. The Company shall at its own cost use its best efforts to assist each Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (b) if legal opinions from the Company’s counsel are specifically required by the transfer agent, causing the prompt delivery of such legal opinions in forms reasonably satisfactory to the transfer agent, (c) (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Holder’s securities into depository receipts or similar instruments to be deposited in the Holder’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including maintenance fees and fifty percent (50%) of conversion fees for Registrable Securities held by the Holders (it being understood that the Holders shall bear the remaining fifty percent (50%) of conversion fees). The Company acknowledges that time is of the essence with respect to its obligations under this Section 2.6, and that any delay will cause the Holders irreparable harm and constitutes a material breach of its obligations under this Agreement.

ARTICLE III

Indemnification

Section 3.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Person’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

Section 3.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Purchasers and any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3 Notification. If any Person shall be entitled to indemnification under this ARTICLE III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this ARTICLE III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No

Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this ARTICLE III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this ARTICLE III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4 Contribution. If the indemnification provided for in this ARTICLE III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this ARTICLE III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Purchaser or any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Purchaser or Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

Transfer and Termination of Registration Rights

Section 4.1 Transfer of Registration Rights. Any rights of a Holder under this Agreement, including any right to cause the Company to register securities granted to a Holder under this Agreement, may be transferred or assigned by such Holder to any Investor without the consent of any other Person in connection with a Transfer (as defined in the Investment Agreement) of Preferred Shares or Conversion Securities (as defined in the Investment Agreement) or any other Registrable Securities to such Person in a Transfer (as defined in the Investment Agreement) permitted by Section 5.07 of the Investment Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Investor agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a joinder agreement in the form attached hereto as Exhibit B.

Section 4.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under ARTICLE I shall terminate with respect to such Holder upon the earlier of (i) the termination, liquidation, dissolution of the Company, or (ii) when such Holder no longer holds any Registrable Securities; provided, however, that such rights shall not terminate before the first anniversary of the date hereof. Furthermore, Holders shall not have the rights to cause the Company to register securities under ARTICLE I (without prejudice to Section 1.4(a)) if at such time, in the opinion of the counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144, provided that such counsel is qualified to and experienced in practicing U.S. securities regulations and the Company shall provide such opinion of its counsel to the Holder.

ARTICLE V

Miscellaneous

Section 5.1 Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Purchasers.

Section 5.2 No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least sixty percent (60%) of the number of Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Agreement, or otherwise) relating to any securities of the Company which are senior to those granted to the Holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board, the Company shall grant such superior registration right to the Holders as well.

Section 5.3 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided that the Purchasers may execute such waivers on behalf of any Investor.

Section 5.4 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that the Purchasers may provide any such consent on behalf of the Investors.

Section 5.5 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.6 Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents (as defined in the Investment Agreement), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.7 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 5.7(b) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive—type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 5.9. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

Section 5.8 Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.7 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchasers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a) If to the Company, to it at:

21Vianet Group, Inc.

Guanjie Building, Southeast 1st Floor

10# Jiuxianqiao East Road

Chaoyang District, Beijing 100016

Attention: Sharon Liu, the Chief Financial Officer

Email: liu.xiao@21vianet.com

with a copy (which shall not constitute notice) to:

Cooley LLP

Suites 3501-3505, 35/F

Two Exchange Square

8 Connaught Place

Central, Hong Kong

Attention: Will H. Cai

Email: wcai@cooley.com

(b) If to the Investors or the Purchasers, to the Purchasers at:

VECTOR HOLDCO PTE. LTD.

c/o Intertrust Singapore Corporate Services Pte. Ltd.

77 Robinson Road, #13-00 Robinson 77, Singapore 068896

BTO VECTOR FUND ESC (CYM) L.P.

BTO VECTOR FUND FD (CYM) L.P.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

Grand Cayman, KY1-9005, Cayman Islands

Attention: Mike Shang

Email: Mike.Shang@Blackstone.com

Attention: Legal & Compliance

Email: tacoppsasianotices@blackstone.com

with a copy (which shall not constitute notice) to:

The Blackstone Group (HK) Limited

Two International Finance Centre

Suite 901, 9th Floor, 8 Finance Street

Central, Hong Kong

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Gary Li; Pierre Arsenault

Facsimile: +852 3761 3301

Email: gary.li@kirkland.com; pierre.arsenault@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue, New York, NY 10022

Attention: Ross M. Leff; Peter Martelli

Email: ross.leff@kirkland.com; peter.martelli@kirkland.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11 Expenses. Except as provided in Section 2.1, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12 Interpretation. The rules of interpretation set forth in Section 9.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

21VIANET GROUP, INC.

By:	/s/ Sheng Chen
Name: Sheng Chen
Title: Executive Chairman of the Board of Directors

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

VECTOR HOLDCO PTE. LTD.

By:	/s/ William Christian Greer Nicholson
Name: William Christian Greer Nicholson
Title: Director

BTO VECTOR FUND ESC (CYM) L.P.

By: BTO Holdings (Cayman) – NQ Manager L.L.C., its general partner
By: Blackstone Tactical Opportunities Management Associates (Cayman) – NQ L.P., its managing member
By: BTO GP – NQ L.L.C., its general partner

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

BTO VECTOR FUND FD (CYM) L.P.

By: BTO Holdings (Cayman) – NQ Manager L.L.C., its general partner
By: Blackstone Tactical Opportunities Management Associates (Cayman) – NQ L.P., its managing member
By: BTO GP – NQ L.L.C., its general partner

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Ordinary Shares” mean the Class A ordinary shares, Class B ordinary shares and Class C ordinary shares of the Company, with a par value of US$0.0001 each.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-3” or “Form S-3” means such respective form of registration statement under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Investor holding Registrable Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 1.2, Section 1.3 and Section 1.4 hereof, including, without limitation, (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Initiating Holders, (v) all “roadshow” expenses if the underwriter or underwriters advise that a “roadshow” is advisable to complete the sale of the Registrable Securities proposed to be sold in an offering, (vi) fees and disbursements of one counsel for all sellers of Registerable Securities in any one registration, (vii) fees charged by the

Depositary with respect to the deposit of Class A Ordinary Shares against issuance of ADSs and (viii) any liability insurance or other premiums for insurance obtained in connection with Section 1.2, Section 1.3 and Section 1.4 hereof, regardless of whether any registration statement is declared effective.

“registration statements” means, as the context requires, a Form F-3 or S-3 or a registration statement on Form F-1 or S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the SEC available to an issuer if a Form F-3 or S-3 is not available to such issuer)

“Registrable Securities” means, as of any date of determination, any Class A Ordinary Shares owned by any Purchaser, including Class A Ordinary Shares issued or issuable upon the conversion of the Preferred Shares, and Class A Ordinary Shares issued or issuable in respect of such Class A Ordinary Shares upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Class A Ordinary Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Class A Ordinary Shares in the form of ADSs (it being understood that a Holder may receive Class A Ordinary Shares or ADSs upon conversion of the Preferred Shares, and that while any offers and sales made under a registration statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such registration statement under the Securities Act are Class A Ordinary Shares, and the ADSs are registered under a separate Form F-6)). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (v) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

“number of shares of Registrable Securities then outstanding” means the number of Class A Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of the Preferred Shares then outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“Selling Expenses” means all underwriting discounts, selling commissions applicable to the sale of Registrable Securities pursuant to Section 1.2, Section 1.3 or Section 1.4 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
ADS	Recitals
Agreement	Preamble
Arbitrator	Section 5.7(b)
Company	Preamble
Company Indemnified Parties	Section 3.1
Company Registrable Securities	Section 1.2(b)
Convertible Notes	Recitals
Convertible Note Purchase Agreements	Recitals
Convertible Notes Registration Rights	Recitals
Effectiveness Period	Section 1.4(b)
HKIAC	Section 5.7(b)
Holder Indemnified Parties	Section 3.2
Investment Agreement	Preamble
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Initiating Holder	Section 1.2(a)
Inspector(s)	Section 2.2(h)
Investment Agreement	Recitals
Investor	Preamble
Investors	Preamble
Losses	Section 3.1
Permitted Registration Rights	Section 1.2(b)
Purchasers	Preamble
Records	Section 2.2(h)
Request Notice	Section 1.2(a)
Resale Shelf Registration Statement	Section 1.4(a)
Rules	Section 5.7(b)
Subsequent Holder Notice	Section 1.4(e)
Subsequent Shelf Registration Statement	Section 1.4(c)

EXHIBIT B

REGISTRATION AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Agreement dated as of June 26, 2020 (as the same may hereafter be amended, the “Registration Agreement”), among 21VIANET GROUP, INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), VECTOR HOLDCO PTE. LTD., BTO VECTOR FUND ESC (CYM) L.P. and BTO VECTOR FUND FD (CYM) L.P. Capitalized terms used herein but not defined shall have the meanings given to them in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned’s ____ [Preferred Shares] / [Class A Ordinary Shares] / [ADSs] shall be included as Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, ____.

Signature of Shareholder

Print Name of Shareholder

Address:

Agreed and Accepted as of

_____________________.

21VIANET GROUP, INC.

By:

Its:

B-1